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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): July 1, 1999

                                   ETOYS INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                   000-25709                 95-4633006
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(State of incorporation)   (Commission File No.)     (I.R.S. Identification No.)

3100 OCEAN PARK BLVD., SUITE 300, SANTA MONICA, CALIFORNIA             90405
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code          (310) 664-8100
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                                     N/A
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        (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 1999, eToys Inc., a Delaware corporation ("eToys"), acquired BabyCenter, Inc., a Delaware corporation ("BabyCenter") via a merger pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of April 18, 1999, by and among eToys, BabyCenter and, with respect solely to
Article VII of the Agreement, Pat Kenealy as Stockholder Representative. Based on an exchange ratio of 2.09 shares of eToys' common stock for each share of BabyCenter capital stock, eToys issued on July 1, 1999 an aggregate of approximately 16.0 million shares of its common stock in exchange for all outstanding shares of BabyCenter capital stock and has reserved approximately
2.7 million shares of its common stock for issuance upon exercise of assumed BabyCenter options. The exchange ratio was determined by negotiations between the parties. eToys will account for the acquisition using the purchase method of accounting, and the acquisition is intended to qualify as a tax-free reorganization for federal income tax purposes.

     BabyCenter.com is an information and commerce Web site providing content on pregnancy and baby, an interactive community for parents and parents-to-be, and a store featuring thousands of baby products and supplies. It is expected that BabyCenter will operate as a wholly owned subsidiary of eToys and that BabyCenter.com will remain a separate Web site.

     A press release related to the aforementioned merger is attached as
Exhibit 99.4.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired:

          Attached on Exhibit (99.1) are the financial statements of BabyCenter, Inc.

     (b)  Pro Forma Financial Information:

          Attached on Exhibit (99.3) is unaudited pro forma financial information for the Registrant.

     (c)  Exhibits:

          (2.1) Agreement and Plan of Reorganization by and among Etoys Inc., BabyCenter, Inc., and, with respect to Article VII only, Pat Kenealy as Stockholder Representative, dated as of April 18, 1999.

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          (99.1) Audited balance sheets of BabyCenter, Inc. as of September
30, 1997 and 1998 and March 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (February 11, 1997) to September 30, 1997, for the year ended September 30, 1998, and for the six months ended March 31, 1999.

          (99.2) The Registrant's audited balance sheets of as of March 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended.

          (99.3) The Registrant's Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 1999, and the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999.

          (99.4)   Press Release of eToys issued July 1, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ETOYS INC.

                                        By:  /s/ Edward C. Lenk
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                                             Edward C. Lenk
                                             President, Chief Executive Officer
                                             and Uncle of the Board

Date:  July 13, 1999

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